UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 5, 2011

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.  Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 29, 2010, Evergreen Energy Inc. (the “Company”) was notified by NYSE Arca, Inc. (“NYSE Arca”) that it was not in compliance with two of the NYSE Arca’s continued listing standards under Rule 5.5(b)(2) and Rule 5.5(b)(1) of the NYSE Arca Equities Rules.  The standards require that a listed common stock must maintain an average closing price in excess of $1.00 over a consecutive 30 trading-day period and that a company must have market value of public held shares of at least $15.0 million.

In December 2010, the Company responded to the NYSE Arca with its business plans to cure the noncompliance.  On January 5, 2011, the NYSE Arca notified the Company that they have accepted the Company’s response and the Company will have through February 28, 2011 to cure both deficiencies stated above. The Company’s common stock will continue to be listed and traded on NYSE Arca during the recovery period

 The Company has also issued a press release as required by the NYSE Arca rules related to the matter described herein.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated January 5, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: January 5, 2011	By: /s/ Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

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Evergreen Energy Inc.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release dated January 5, 2011

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